Exhibit 10.6
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AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
     This Amended and Restated Employment Agreement (the “Agreement”) is executed on October 31, 2002 and made effective July 1, 2002 (the “Effective Date”), and is entered into by and between Sourcefire, Inc., a Delaware corporation with its principal place of business at Westbridge Corporate Center, Building C, Suite 100,7095 Samuel Morse Drive, Columbia, Maryland 21046 (the “Company”), and Martin Roesch (the “Executive”), who resides at [address].
     WHEREAS, Company and Executive previously entered into that certain Employment Agreement, dated February 1, 2002 (the “Prior Agreement”); and
     WHEREAS, Company and Executive now desire to amend and restate the Prior Agreement in its entirety.
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:
     1. Representations and Warranties. The Executive represents and warrants to the Company that the Executive is not bound by any restrictive covenants or other obligations that would in any way prevent, restrict, hinder or interfere with the Executive’s acceptance of continued employment or the performance of all duties and services hereunder to the fullest extent of the Executive’s ability and knowledge.
     2. Term of Employment. The Executive’s employment will commence on the Effective Date and will end on the first (lst) anniversary of the Effective Date, provided, however that the Executive’s employment may be renewed by vote of the Board of Directors of the Company (the “Board”) for consecutive one (1) year periods on the first (1st) anniversary of the Effective Date and on the last day of every year thereafter, unless sooner terminated by the mutual, written consent of the parties hereto, or otherwise terminated pursuant to the terms of this Agreement (the “Employment Period”).
     3. Duties and Functions.
          (a) (1) Subject to the terms set forth herein, the Company agrees to employ the Executive as the Chief Technology Officer of the Company during the Employment Period. The Executive shall report directly to the Board.
               (2) The Executive agrees to serve in an executive capacity and to undertake and perform the duties and responsibilities described in the Company’s Bylaws, together with such other duties as may, from time to time, be assigned, altered or modified by the Board. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any change thereof which may be adopted at any time by the Company.
          (b) During the Employment Period, the Executive will devote his best efforts and his full time and attention to the business of the Company. Except with the prior written consent of the Company’s Board, the Executive will not, during the Employment Period, undertake or engage in any other employment, occupation, or business enterprise. Notwithstanding the foregoing, the Executive may at any time (1) engage in charitable activities, (2) serve on corporate, advisory, civil or charitable boards

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or committees, (3) manage personal investments, or (4) deliver lectures and teach at educational institutions, so long as such activities do not adversely affect the Executive’s performance of his duties hereunder, and such determination shall be made at the discretion of the Board.
     4. Compensation.
          (a) Base Salary. As compensation for services rendered hereunder, during the Employment Period, the Company agrees to pay the Executive a base salary of One Hundred Fifty Thousand Dollars ($150,000) per annum, subject to annual increase in the sole discretion of the Board, and payable in accordance with the Company’s standard payroll practices.
          (b) Bonus. The Executive shall be eligible to receive a cash bonus of up to $50,000. Said bonus is not guaranteed and is contingent upon the Executive and the Company achieving deliverables or reasonable goals agreed to by the Executive and the Board or Compensation Committee. Said bonus shall be determined by the Board or Compensation Committee and paid annually in December.
          (c) Other Expenses. The Company agrees in accordance with Company policy in effect from time to time to pay or to promptly reimburse the Executive during the Employment Period for all reasonable, ordinary and necessary, client-related business expenses incurred in the performance of his services hereunder including, without limitation, all expenses for travel and living expenses while away from home on business, and all reasonable entertainment and other client-related expenses. The Executive shall submit vouchers and receipts for all expenses for which reimbursement is sought.
          (d) Standard Company Benefits. The Executive shall be entitled to the benefits available generally to Company employees pursuant to Company programs, including paid leave consistent with Company policy (as reviewed and approved by the Board), profit-sharing, retirement, disability, dental, vision, group sickness, accident or health insurance programs of the Company which may now or, if not terminated, shall hereafter be in effect, or in any other or additional such programs which may be established by the Company, as and to the extent any such programs are or may from time to time be in effect, as determined by the Company, subject to the applicable terms and conditions of the benefit plans in effect at that time.
          (e) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.
     5. Termination of Employment.
          (a) Resignation By Executive Without Good Reason. Notwithstanding Section 2 above, the Executive may terminate the employment relationship at any time without Good Reason (as defined in Section 5(f) below) by giving to the Company written notice thereof, as provided in Section 5(g) below. In such event, the Executive will not be entitled to and shall not receive any compensation or benefits of any type following the effective date of his resignation other than payment of Executive’s salary up to the date of such termination, reimbursement of all expenses and payment of all earned but unpaid bonuses to the extent such earned but unpaid bonuses have been approved by the Board.

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          (b) Termination By Company For Cause.
               (1) Notwithstanding Section 2 above, the Company may terminate the Executive’s employment with the Company at any time for Cause (as defined in Section 5(b)(2) below) by giving to the Executive written notice thereof, as provided in Section 5(g) below.
               (2) For purposes hereof, “Cause” shall be: (i) the Executive’s conviction of, or plea of guilty or nolo contendere to, (a) a felony or (b) any crime involving moral turpitude that may reasonably be expected to have an adverse impact on the Company’s reputation or standing in the community, or (ii) misconduct in connection with the Executive’s duties or willful failure to perform such duties (including, without limitation, material breach by the Executive of any provision of this Agreement or that certain Amended and Restated Assignment of Inventions, Non-Disclosure, Non-Solicitation and Non-Competition Agreement, executed as of the date hereof and made effective July 1, 2002, by and between the Company and the Executive, as may be amended from time to time (the “NDA”), or any other similar agreement executed by the Executive for the benefit of the Company), or (iii) engaging in behavior that would constitute grounds for liability for harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines or any other applicable state or local regulatory body) or other conduct that violates laws governing the workplace; provided, however, that the foregoing events or actions shall not constitute Cause unless the Board shall have provided the Executive with written notice of the event or action allegedly constituting Cause (which notice shall specify in reasonable detail the particulars of such Cause) and the Executive has not cured such event or action within thirty (30) days of his receipt of such written notice.
               (3) If the Executive’s employment is terminated for Cause, the Executive will not be entitled to and shall not receive any compensation or benefits of any type following the effective date of termination, other than payment of Executive’s salary up to the date of such termination, reimbursement of all expenses and payment of all earned but unpaid bonuses to the extent such earned but unpaid bonuses have been approved by the Board.
          (c) Termination By Company Without Cause.
               (1) Notwithstanding Section 2 above, the Executive’s employment may be terminated at any time by the Company without Cause by giving to the Executive written notice thereof, as set forth in Section 5(g) below. In such event, the Executive will continue to receive his base salary and medical benefits for a period of six (6) months following the termination date (the “Termination Compensation”). Notwithstanding the foregoing, on the date that the Executive secures employment following his termination without Cause, the Executive shall no longer have a right to receive any Termination Compensation.
               (2) The Executive shall not be entitled to any Termination Compensation unless the Executive executes and delivers to the Company a release in form and substance acceptable to the Company by which the Executive releases the Company from any obligations and liabilities of any type whatsoever under this Agreement, except for the Company’s obligations with respect to the Termination Compensation. The parties hereto acknowledge that the Termination Compensation that may be provided under this Section 5(c) is to be provided in consideration for the above-specified release.

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          (d) Termination for Executive’s Permanent Disability.
               (1) Notwithstanding Section 2 above, the Executive’s employment may be terminated by the Company in the event that the Executive becomes Permanently Disabled (as defined in Section 5(d)(2) below).
               (2) The term “Permanently Disabled” means the Executive’s inability, due to physical or mental ill health, to perform the essential functions of his job, with or without a reasonable accommodation, for a period in excess of 120 consecutive days or in excess of 180 days in any consecutive 12 month period. In the event of any dispute under this Section 5(d), the Executive shall submit to a physical and/or psychological examination by a licensed physician mutually satisfactory to the Company and the Executive, the cost of such examination to be paid by the Company, and the determination of such physician shall be determinative.
               (3) The Executive shall be entitled to receive the Termination Compensation described in Section 5(c)(l) hereof in the event Executive is terminated due to his Permanent Disability.
          (e) Termination Due To Executive’s Death. This Agreement will terminate immediately upon the Executive’s death and the Company shall not have any further liability or obligation to the Executive, his executors, heirs, assigns or any other person claiming under or through his estate, except that Executive’s estate shall receive all compensation, including base salary, earned but unpaid bonuses (to the extent such earned but unpaid bonuses have been approved by the Board), and reimbursement of expenses that are due and owing to the Executive as of the date of his death.
          (f) Resignation by Executive for Good Reason.
               (1) Notwithstanding Section 2 above, the Executive shall have the right to terminate his employment under this Agreement for Good Reason (as defined in Section 5(f)(2) below) by giving to the Company written notice thereof, as set forth in Section 5(g) below.
               (2) The term “Good Reason” means any one of the following: (i) willful failure by the Company to provide the Executive the base salary and benefits described in this Agreement, except for any reduction or other concessionary arrangement affecting all employees or affecting senior executive officers generally, .(ii) there is an adverse change in Executive’s, title, position, responsibilities or there is otherwise a diminution in Executive’s duties (other than a change due to the Executive’s total and permanent disability or as an accommodation under the Americans With Disabilities Act), or (iii) a relocation of the Company’s principal executive office to a location outside the Washington, D.C. metropolitan area or requiring the Executive to be based anywhere other than the Company’s principal executive office, except for required travel on Company business to the extent that such travel is substantially consistent with the Executive’s present business travel obligations; provided, however, that the foregoing events or actions shall not constitute Good Reason unless the Executive shall have provided the Company with written notice of the event or action allegedly constituting Good Reason (which notice shall specify in reasonable detail the particulars of such Good Reason) and the Company has not cured such event or action within thirty (30) days of the Company’s receipt of such written notice.
               (3) A resignation by the Executive for Good Reason shall be treated for all severance purposes as a termination without Cause. In such event, the Executive shall be entitled to receive the Termination Compensation described in Section 5(c)(l) hereof, provided that the Executive executes a release as described in Section 5(c)(2) hereof.

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          (g) Notice; Effective Date of Termination. The termination of the Executive’s employment pursuant to this Agreement shall be effective on the earlier of: (i) thirty (30) days after the Executive delivers to the Company written notice of his resignation (with or without Good Reason), (ii) thirty (30) days after the Company delivers to the Executive written notice of his termination (with or without Cause or by reason of the Executive’s having become Permanently Disabled), (iii) immediately upon the death of the Executive, or (iv) immediately upon the expiration of the Employment Period. Notwithstanding the foregoing, the Executive acknowledges and agrees that upon delivery of written notice of termination by the Executive or the Company or expiration of the Employment Period, the Company may, in its discretion, require the Executive to leave the premises immediately and may prohibit Executive from accessing any Company facilities or using any Company property after the delivery of such notice or expiration of the Employment Period.
          (h) Survival of Obligations under NDA. The Executive shall remain bound by the obligations imposed upon him pursuant to the terms of the NDA subsequent to the Executive’s termination for Cause or resignation without Good Reason. If Executive is terminated without Cause or resigns for Good Reason, Executive’s obligations under the NDA with respect to Section 8 (non-competition) and Section 9 (non-solicitation) shall terminate and shall be of no further force and effect as of the date of such termination, provided that Executive agrees to waive any right to Termination Compensation.
     6. Publicity; Non-Disparagement. Neither party shall issue, without the consent of the other party, any press release or make any public announcement with respect to this Agreement or the employment relationship between them. Following the Effective Date of this Agreement and regardless of any dispute that may arise in the future, the Executive and the Company jointly and mutually agree that they will not disparage, criticize or make statements which are negative, detrimental or injurious to the other to any individual, company or client, including within the Company.
     7. Directors’ and Officers’ Insurance. The Company shall maintain director and officer liability insurance at all times during the Employment Period with an underwriter and upon terms acceptable to the Board.
     8. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns. In the event that the Company is acquired, is a non surviving party in a merger, or transfers substantially all of its assets, this Agreement shall not be terminated and the transferee or surviving company shall be bound by the provisions of this Agreement. The parties understand that the obligations of the Executive are personal and may not be assigned by him.
     9. Entire Agreement. This Agreement, the NDA and that certain Restricted Stock Agreement dated February 5, 2002 entered into by the Company and Executive contain the entire understanding of the Executive and the Company with respect to the employment of the Executive by the Company and supersede any and all prior understandings, written or oral, between the Executive and the Company. This Agreement may not be amended, waived, discharged or terminated orally, but only by an instrument in writing, specifically identified as an amendment to this Agreement, and signed by the Executive and a duly authorized officer of the Company. By entering into this Agreement, the Executive certifies and acknowledges that he has carefully read all of the provisions of this Agreement and that he voluntarily and knowingly enters into said Agreement.

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     10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement.
     11. Governing Law and Submission to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without giving effect to the principles of conflicts of law thereof. Any court of competent jurisdiction of the State of Maryland shall have jurisdiction and venue in any proceeding instituted to enforce this Agreement and any objections to such jurisdiction and venue are hereby waived.
     12. Notices. Any notice provided for in this Agreement shall be provided in writing. Notices shall be effective from the date of service, if served personally on the party to whom notice is to be given, or on the second day after mailing, if mailed by first class mail, postage prepaid. Notices shall be properly addressed to the parties at their respective addresses or to such other address as either party may later specify by notice to the other.
     13. Waivers. No delay or omission by the Company or the Executive in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company or the Executive on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
     14. Headings. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
     15. Attorney Fees. If either party brings any action to enforce its rights hereunder, such party shall be entitled to recover its reasonable attorneys’ fees and costs incurred in connection with such action should it prevail in the action.
     16. Independent Counsel. The Executive has been provided with an opportunity to consult with the Executive’s own counsel with respect to this Agreement. The Executive acknowledges that Piper Rudnick LLP did not represent the Executive with respect to this Agreement.
[Signatures on following page]

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered under seal, by its authorized officers or individually, as of the Effective Date.

SOURCEFIRE, INC.:

By:	/s/ Tim Webb

Name: Title:	TIM WEBB DIRECTOR

EXECUTIVE:

By:

Name:	Martin Roesch

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered under seal, by its authorized officers or individually, as of the Effective Date.

SOURCEFIRE,INC.:

By:

Name:

Title:

EXECUTIVE:

By:	Martin Roesch

Name:	Martin Roesch

CONVERSION NOTICE
December 31, 2001
Martin F. Roesch
President, SourceFire, Inc.
Dear Marty,
     This notice is pursuant to our debenture agreement with SourceFire, Inc. I am exercising the right to receive stock certificate #4, for 10 shares or 10% of SourceFire, Inc. whichever is greater.

Sincerely,

/s/ Stephen Ray Northcutt Stephen Ray Northcutt Board of Directors, Sourcefire, Inc.
SNORTHC@AOL.COM

Nonstatutory Stock Option Grant Agreement
Under The
Sourcefire, Inc. 2002 Stock Incentive Plan
This Nonstatutory Stock Option Grant Agreement (this “Agreement”) is made as of June 24, 2005 (the “Grant Date”) by and between (i) Sourcefire, Inc., a Delaware corporation (the “Company”), and (ii) Martin Roesch (“Optionee”).
     1. Terminology. All capitalized words that are not defined in this Agreement or in the attached Stock Option Certificate have the meanings ascribed to them in the Plan. For purposes of this Agreement, the terms below have the following meanings:
          (a) “Cause” has the meaning ascribed to such term or words of similar import in the Optionee’s written employment or service contract with the Company and, in the absence of such agreement or definition, means the Optionee’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Optionee’s duties or willful failure to perform the Optionee’s responsibilities in the best interests of the Company; (v) chronic use of alcohol, drugs or other similar substances which affects the Optionee’s work performance; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Optionee for the benefit of the Company, all as determined by the Administrator, which determination will be conclusive.
          (b) “Change In Control” means: (i) the acquisition (other than from the Company) in one or more transactions by any Person, as defined in this Section 1(b), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that a Change, in Control shall not include (Y) a public offering of capital stock of the Company or (Z) any transaction pursuant to which shares of capital stock of the Company are transferred or issued to any trust, charitable organization, foundation, family partnership or other entity controlled directly or indirectly by, or established for the benefit of, Martin Roesch or his immediate family members (including spouses, children, grandchildren, parents, and siblings, in each case to include adoptive relations), or transferred to any such immediate family members. For purposes of this Section 1(b), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and corporations controlled by the Company.
          (c) “Company” includes Sourcefire, Inc. and its Affiliates, except where the context otherwise requires.
          (d) “Option Shares” mean the shares of Common Stock underlying the Options.

          (e) “Total and Permanent Disability’’ means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether the Optionee is totally and permanently disabled will be final and binding on all parties concerned.
     2. Vesting.
          (a) The Options vest in accordance with the vesting schedule identified in the Stock Option Certificate attached to this Agreement and constitutes a part of the Agreement (the “Vesting Schedule” ), so long as the Optionee is in the continuous employ of, or in a service relationship with, the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur. No vesting will accrue to any Options after the Optionee ceases to be in either an employment or other service relationship with the Company, except as provided otherwise in this Agreement.
          (b) Unless the Options have earlier terminated, if before the Optionee has vested in any Options, his or her employment or other service relationship with the Company terminates due to death or Total and Permanent Disability, then as of such termination a number of Options will be vested equal to (i) the total number of Options granted under this Agreement as specified on the Stock Option Certificate, multiplied by (ii) 25%, multiplied by (iii) a fraction, the numerator of which is the total number of days measured from the Optionee’s Vesting Start Date (as defined in the Stock Option Certificate) to the date that the employment or other service relationship ceased and the denominator of which is 365.
     3. Exercise of Options.
          (a) Right to Exercise. The Optionee may exercise the Options to the extent vested at any time on or before the Expiration Date or the earlier termination of the Options, unless otherwise provided in this Agreement. Section 4 below describes certain limitations on exercise of the Options that apply in the event of the Optionee’s death, Total and Permanent Disability, or termination of employment or other service relationship with the Company. The Options may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Options are then exercisable). No fractional shares will be issued under the Options.
          (b) Exercise Procedure. In order to exercise the Options, the following items must be delivered to the Secretary of the Company before the expiration or termination of the Options: (i) an exercise notice, in such form as the Administrator may require from time to time, specifying the number of Option Shares to be purchased, (ii) full payment of the Exercise Price for such Option Shares or properly executed, irrevocable instructions, in such form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 3(c) of this Agreement, and (iii) an executed copy of any other agreements requested by the Administrator pursuant to Section 3(d) of this Agreement. An exercise will not be effective until all of the foregoing items are received by the Secretary of the Company.
          (c) Method of Payment. Payment of the Exercise Price may be made by delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion, a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator, or a combination of the foregoing. In addition, payment of the Exercise Price may be made by any other method approved by the Administrator.
          (d) Agreement by Optionee to Execute Other Agreements. The Optionee hereby agrees to execute, as a condition precedent to the exercise of the Options and at any time thereafter as may reasonably be requested by the Administrator, a Stock Restriction Agreement, substantially in the form, and containing the terms and provisions, of the Stock Restriction Agreement attached hereto as Exhibit A, with respect to any Option Shares acquired by the Optionee pursuant to this Agreement; provided, however, that execution of the Stock Restriction Agreement will not be required upon any exercise of the Options that occurs after the closing of the first public offering of capital stock of the Company that is effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) or, if later, the expiration of any market stand-off agreement that applies to other shareholders of the Company respecting such public offering of capital stock.
          (e) Issuance of Shares upon Exercise. Upon exercise of the Options in accordance with the terms of this Agreement, the Company will issue to the Optionee, the brokerage firm specified in the Optionee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Options, as the case may, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable stock. The Company will deliver stock certificates for the Option Shares as soon as practicable after exercise, which certificates will, unless such Option Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares and referencing any applicable Stock Restriction Agreement.
     4. Termination of Employment or Service.
          (a) Exercise Period Following Cessation of Employment or Other Service Relationship, In General. If the Optionee ceases to be employed by, or in a service relationship with, the Company for any reason other than death, Total and Permanent Disability, voluntary resignation or discharge for Cause, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the 30-day period following such cessation, but in no event after the Expiration Date. Unless sooner terminated the vested Options automatically terminate upon the expiration of such 30-day period.
          (b) Disability of Optionee. Notwithstanding the provisions of Section 4(a) above, if the Optionee ceases to be employed by, or in a service relationship with, the Company as a result of the Optionee’s Total and Permanent Disability, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon such cessation, and (ii) the vested Options remain exercisable during the six-month period following such cessation, but in no event after the Expiration Date. Unless sooner terminated, the vested Options automatically terminate upon the expiration of such six-month period.
          (c) Death of Optionee. If the Optionee dies prior to the expiration or other termination of the Options, (i) the unvested Options, after giving effect to the provisions of Section 2 of this Agreement, terminate immediately upon the Optionee’s death, and (ii) the vested Options remain exercisable during the six-month period following the Optionee’s death, but in no event after Expiration Date, by the Optionee’s executor, personal representative, or the person(s) to whom the Options are transferred by will or the laws of descent and distribution. Unless sooner terminated, the vested Options automatically terminate upon the expiration of such six-month period.
          (d) Voluntary Resignation/Misconduct. Notwithstanding anything to the contrary in this Agreement, the Options terminate in their entirety, regardless of whether the Options are vested, immediately upon the Optionee’s voluntary resignation of employment or other service relationship, upon the Optionee’s discharge of employment or other service relationship for Cause or upon the Optionee’s commission of any of the following acts during any period following the cessation of employment or other service relationship during which the Options otherwise would be exercisable: (i) fraud on or misappropriation of any funds or property of the Company, or (ii) breach by the Optionee of any provision of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other similar agreement executed by the Optionee for the benefit of the Company, as determined by the Administrator, which determination will be conclusive.

     5. Market Stand-Off Agreement. The Optionee agrees that following the effective date of a registration statement of the Company filed under the Securities Act, the Optionee, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company’s equity securities (or such longer or shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) (the “Market Stand-Off Period”), except as part of such underwritten registration if otherwise permitted. In addition, the Optionee agrees to execute any further letters, agreements and/or other documents requested by the Company or its underwriters which are consistent with the terms of this Section 5. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Stand-Off Period.
     6. Nontransferability of Options. These Options are nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee, the Options may be exercised only by the Optionee or, during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative. Except as provided above, the Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.
     7. Termination of Options/Recapture Payment. The Options are granted as consideration for, and contingent upon, the Optionee becoming a party to the Company’s Assignment of Inventions, Non-Disclosure, Non-Solicitation and Non-Competition Agreement or any successor agreement thereto (the “Assignment Agreement”). The Optionee further recognizes and acknowledges that it would be difficult to ascertain the damages arising from a violation of the covenants set forth in the Assignment Agreement. Accordingly, notwithstanding anything herein to the contrary, if the Administrator or its delegate, in its sole discretion, determines that the Optionee has engaged in any activity that contravenes the covenants set forth in the Assignment Agreement, the Optionee agrees that the following shall occur:
(i)	The Options will terminate effective on the date on which such determination is made, regardless of whether the Options are vested in whole or in part, unless terminated sooner by operation of another provision of this Agreement; and

(ii)	With respect to any Common Stock acquired by the Optionee through the exercise of the Options within three months before the Optionee’s termination of employment or at any time after the Optionee’s termination of employment (the “Recapture Shares”), the Optionee agrees to pay to the Company, within 30 days of when the Company delivers written notice to the Optionee, a “Recapture Payment.” The Recapture Payment may be paid in cash, Recapture Shares, or a combination of cash or Recapture Shares. In the event that the Optionee holds Recapture Shares on the date that he or she is determined to have violated the covenants in the Assignment Agreement, the Administrator may demand that the Recapture Payment be made by tendering the Recapture Shares. If paid in cash, the Recapture Payment shall be an amount equal to the excess of the aggregate Fair Market Value of the shares on the exercise date over the Exercise Price paid by the Optionee to acquire the Recapture Shares. If paid in Recapture Shares, the Recapture Payment shall be paid by the Optionee delivering to the Company share certificates evidencing the Recapture Shares, together with a stock power, endorsed in blank. As soon as practicable after receipt of the stock certificates and stock power properly endorsed, the Company will pay to the Optionee the lower of (A) the aggregate Exercise Price paid by the Optionee to acquire the Recapture Shares for which the stock certificates have been delivered to the Company or (B) the Fair Market Value of such Recapture Shares at that time.
Nothing in this Section will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages set forth in this Agreement and that it may additionally prove, and all remedies will be cumulative and not affirmative.
     8. Coordination With Other Agreements. To the extent that the Optionee is a party to any agreement with the Company that contains the same or similar covenants as those set forth in the Assignment Agreement (hereinafter referred to as the “Other Agreement”), the Optionee and the Company expressly agree that any remedy available to the Company under this Agreement or the Assignment Agreement is in addition to, and does not limit the enforceability of, any remedy available to the Company under such Other Agreement.
     9. Nonstatutory Nature of the Options. The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed. The Optionee acknowledges that, upon exercise of the Options, the Optionee will recognize taxable income in an amount equal to the excess of the then Fair Market Value of the Option Shares over the Exercise Price and must comply with the provisions of Section 10 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.
     10. Withholding of Taxes. At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Options. The Company may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Options or issuance of share certificates representing Option Shares.
     The Administrator may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Options either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.
     11. Adjustments for Corporate Transactions and Other Events.
          (a) Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of shares covered by and the exercise price and other terms of the Options, shall, without further action of the Board, be adjusted to reflect such event unless the Board determines, at the time it approves such stock dividend, stock split or reverse stock split, that no such adjustment shall be made. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to the Options as a result of the stock dividend, stock split or reverse stock split.
          (b) Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 11 (a), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the Optionee, shall make any adjustments in the Options, including but not limited to modifying the number, kind and price of securities subject to the Options.

          (c) Change in Control Transactions. Unless otherwise set forth in the Stock Option Certificate, in the event of any transaction resulting in a Change in Control, the Options will terminate upon the effective time of any such Change in Control unless provision is made in connection with the transaction in the sole discretion of the parties thereto for the continuation or assumption of the Options, or the substitution of the Options with new options of the surviving or successor entity or a parent thereof. In the event of such termination, the Optionee will be permitted, for a period of at least twenty days prior to the effective time of the Change in Control, to exercise all portions of such Options that are then exercisable or which become exercisable upon or prior to the effective time of the Change in Control.
          (d) Adjustments for Unusual Events. The Administrator is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Options in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Options or the Plan.
          (e) Binding Nature of Adjustments. Adjustments under this Section 11 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to the Options on account of any such adjustments. The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by the Optionee pursuant to this Section 11 in exchange for, or by virtue of the Optionee’s ownership of, the Options or the Option Shares, except as otherwise determined by the Administrator.
     12. Confidential Information. In consideration of the Options granted to the Optionee pursuant to this Agreement, the Optionee agrees and covenants that, except as specifically authorized by the Company, the Optionee will keep confidential any trade secrets or confidential or proprietary information of the Company which are now or which hereafter may become known to the Optionee as a result of the Optionee’s employment by or other service relationship with the Company, and shall not at any time, directly or indirectly, disclose any such information to any person, firm, company or other entity, or use the same in any way other than in connection with the business of the Company, at all times during and after the Optionee’s employment or other service relationship. The provisions of this Section 12 shall not narrow or otherwise limit the obligations and responsibilities of the Optionee set forth in any agreement of similar import entered into between the Optionee and the Company.
     13. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the at-will or other employment status or other service relationship of the Optionee, nor be construed as a contract of employment or service relationship between the Company and the Optionee, or as a contractual right of Optionee to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge the Optionee at any time with or without cause or notice and whether or not such discharge results in the failure of any Options to vest or any other adverse effect on the Optionee’s interests under the Plan.
     14. No Rights as a Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued to him or her upon the due exercise of the Options. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such shares are issued.
     15. The Company’s Rights. The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the

Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     16. Optionee. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the Options may be transferred by will or by the laws of descent and distribution, or another permitted transferee, the word “Optionee” shall be deemed to include such person.
     17. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.
     18. Entire Agreement; Additional Grants. This Agreement contains the entire agreement between the parties with respect to the Options granted hereunder. Any and all prior agreements between the parties hereto with respect to the subject matter of this Agreement are hereby revoked. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the Option and the Option Shares. The terms and conditions of this Agreement shall apply to any and all future grants of options to Optionee pursuant to the Plan and the term “Grant Date” shall refer to each such subsequent grant date. Any such future grants and acceptance thereof shall be evidenced by the completion, execution and attachment to this Agreement of an additional Stock Option Certificate, in the form provided by the Company, which shall be incorporated herein by reference.
     19. Invalidity or Unenforceability. It is the intention of the Company and the Optionee that this Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court having jurisdiction holds any provision of this Agreement to be invalid or unenforceable, in whole or in part, the Company and the Optionee agree that, if allowed by law, that provision shall be reduced to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement.
     20. Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
     21. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Options or Option Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.
     22. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.
     23. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located, and the Optionee hereby agrees and submits to the personal jurisdiction and venue thereof.
     24. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
     IN WITNESS WHEREOF, the Corporation and Optionee have executed this Agreement, as of the date set forth above.

COMPANY:

SOURCEFIRE, INC., a Delaware corporation

By:	/s/ Todd P. Headley

Name:	Todd P. Headley

Title:	Chief Financial Officer

OPTIONEE:

/s/ Martin Roesch

Martin Roesch
Name:

Address:

EXHIBIT A-1
Sourcefire, Inc.
Stock Option Certificate
THIS CERTIFIES THAT Martin Roesch (the “Optionee”) has been awarded under the Sourcefire, Inc. 2002 Stock Incentive Plan (the “Plan”), nonstatutory stock options (each, an “Option” or collectively, the “Options”) to purchase 100,000 shares of Common Stock, par value $0.001 per share (“Common Stock”) of Sourcefire, Inc., a Delaware corporation (the “Company”), at a price of $1.25 per share (the “Exercise Price”). This Stock Option Certificate constitutes part of and is subject to the terms and provisions of the Nonstatutory Stock Option Grant Agreement (the “Agreement”) by and between the Company and Optionee dated June 24, 2005, which this Stock Option Certificate is attached to and made part of. Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Agreement.
Vesting Start Date: June 24, 2005
Grant Date: June 24, 2005
Expiration Date: The Options expire at 5:00 p.m. Eastern Time on the last business day coincident with or prior to the tenth anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.
Vesting Schedule: The Options vest and become exercisable in accordance with the vesting schedule below, subject to the terms and conditions described in the Agreement:
(a)	25% of the Options vest and become exercisable on the first anniversary of the Optionee’s Vesting Start Date (the “Initial Vesting Date”), and

(b)	2.083% of the Options vest and become exercisable on the date one month after the Initial Vesting Date and on such date every month thereafter, through the fourth anniversary of the Vesting Start Date.

(c)	There is 100% acceleration of vesting of the Options in the event both (i) a Change in Control (as defined in the Plan) and (ii) Optionee’s employment is terminated without cause within one year of the Change of Control.
The extent to which the Options are vested and exercisable as of a particular vesting date is rounded down to the nearest whole share. However, vesting is rounded up to the nearest whole share on the fourth anniversary of the Grant Date.
IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its duly authorized officer on June 24, 2005.

SOURCEFIRE, INC.

By:	/s/ Todd P. Headley Todd P. Headley, CFO
The undersigned hereby acknowledges that he/she has carefully read the Agreement and the Plan and agrees that this Stock Option Certificate, together with the Agreement, shall govern the terms and conditions of the Options, the Option Shares and the other subject matter of the Agreement, subject to the provisions of the Plan. In the event of any conflict between the terms of this Stock Option Certificate and the Agreement, the Agreement shall control.

OPTIONEE

/s/ Martin Roesch Martin Roesch

Date: 6/28/05

RESTRICTIVE STOCK TRANSFER AGREEMENT
     THIS RESTRICTIVE STOCK TRANSFER AGREEMENT (hereinafter referred to as the “Agreement”) is made this 5th day of March, 2001, by and between MARTIN F. ROESCH, CHRISTOPHER PETERSEN, and JOHN PAVLICK (hereinafter sometimes individually referred to as a “Stockholder” and collectively as the “Stockholders”) and SOURCEFIRE, INC. (hereinafter referred to as the “Corporation”), a Maryland corporation.
Explanatory Statement
     A. The Corporation has authorized capital stock consisting only of Five Thousand (5000) shares of common stock (hereinafter referred to as the “Common Stock”), of which the following shares of the Common Stock are presently issued, outstanding and owned of record by the Stockholders as follows:

Stockholders:	Shares:
MARTIN F. ROESCH	100
JOHN PAVLICK	5 [1]
     B. The parties hereto believe it is desirable and in their mutual best interests to control the ownership of the Common Stock of the Corporation and thereby to help facilitate the continuous, harmonious and effective management of the affairs, policies, and operations of the Corporation.
     C. It is the intention of the parties to restrict the transfer of all shares of the Common Stock of the Corporation and to provide a market for the sale of such shares upon the death of a Stockholder and upon the occurrence of certain other events, as provided hereinafter in this Agreement.
     D. The Corporation recognizes that the loss of the services of any Stockholder would constitute a serious impairment to the effective conduct of its business and also might appreciably reduce the value of its goodwill.

1	John Pavlick and Christopher Peterson will be entitled to purchase the greater of 10% or 10 shares of the outstanding common stock issued by the Corporation vesting over a period of 1 year pursuant to the terms of a Stock Option Agreement and Employment Agreement each dated , 2001 .

     E. The parties to this Agreement believe that its execution will serve as an inducement to the Stockholders to remain in the employ of the Corporation.
     NOW, THEREFORE, in consideration of the Explanatory Statement and the mutual covenants, promises and agreements of the parties hereto, the parties hereto do hereby covenant, promise and agree as follows:
     1. Recitals.
     The Explanatory Statement is incorporated by reference in, and made a part of, this Agreement.
     2. Insurance.
     The Corporation shall have the right to make application for, take out and maintain in effect such policies of life insurance on the lives of, and such policies of disability insurance covering, any or all of the Stockholders, whenever and in such amounts as, in the opinion of the Board of Directors of the Corporation, such insurance may be requited for the benefit of the Corporation. Each Stockholder shall exert his best efforts and fully assist and cooperate with the Corporation in obtaining any such policies of life and disability insurance.
     3. Purchase Upon Death.
     (a) Upon the death of any Stockholder (hereinafter referred to as the “Decedent”), the Corporation shall purchase and the Decedent’s personal representatives shall sell all of the shares of Common Stock of the Corporation owned b the Decedent (hereinafter referred to as the “Decedent Shares”) at the time of his death. The Corporation shall, by written notice addressed to the personal representative of the Decedent, fix a closing date for such purchase; the closing date shall not be less than ten (10) days after the appointment of such personal representative, but in no event longer than six (6) months after the date of death of the Decedent. The Corporation shall purchase the Decedent Shares on the closing date at a price per share (hereinafter referred to as the “Decedent Purchase Price”) which shall be the Agreed Value (as defined in Subsection 8) of the Shares.

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     (b) The aggregate dollar amount of the Decedent Purchase Price multiplied by the number of Decedent Shares owned by the Decedent at the date of death of the Decedent under this Section 3 shall be payable on the closing date, unless the Corporation shall elect prior to or on the closing date to purchase the Decedent Shares in installments as provided in Section 9 hereof.
     4. Retirement and Disability.
     Upon the retirement or disability (hereinafter referred to as the “Termination”) of a Stockholder (hereinafter referred to as the “Terminating Stockholder”), the Corporation shall purchase and the Terminating Stockholder shall sell, all of the shares of Common Stock of the Corporation (hereinafter referred to as the “Terminating Shares”) owned by the Terminating Stockholder at the time of the Termination. The Corporation shall, by written notice addressed to the Terminating Stockholder, fix a closing date for such purchase which shall be not less than ten (10) days after the Termination, but in no event longer than forty-five (45) days after the Termination. The Terminating Shares shall be purchased by the Corporation on such closing date at a price per share (hereinafter referred to as the “Terminating Purchase Price”) and in a manner as follows:
     (a) The Terminating Purchase Price shall be the Agreed Value (as defined in Section 8).
     (b) The aggregate dollar amount of the Terminating Purchase Price multiplied by the number of Terminating Shares owned by the Terminating Stockholder at the date of Termination under this Section 4 shall be payable in cash on the closing date, unless the Corporation shall elect prior to or on the closing date to purchase the Terminating Shares in installments as provided in Section 9 hereof.
     (c) The “disability” of a Shareholder, for purposes of this Agreement, shall mean an illness, injury, or other physical or mental condition of the Stockholder occurring for a period of six (6) consecutive months from the commencement of such condition which results in the Stockholder’s inability to perform during such period substantially the obligations he performed in his capacity as an employee of the Corporation and to the extent he was performing same immediately prior to the commencement of

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such condition as determined by a qualified physician agreed upon by the Board of Directors of the Corporation. If the Corporation and the Stockholder are unable to agree whether the Stockholder is disabled within the meaning of this Subsection 4(c), the issue shall be submitted to and settled by binding arbitration under and pursuant to the Maryland Uniform Arbitration Act and the rules and regulations of the American Arbitration Association, and the decision or award of the arbitrator or arbitrators in such arbitration shall be final, conclusive and binding upon each of the parties and judgment may be entered thereon in any court of competent jurisdiction.
     (d) The “retirement” of a Stockholder, for purposes of this Agreement, shall mean the resignation of a Stockholder at age sixty-five (65) or sooner; provided, however, that the Stockholder shall have been employed by the Corporation for a period of not less than ten (10) years prior to the date of retirement.
      5. Transfer of Common Stock.
     Except as otherwise provided in Sections 3, 4, 6 and 7 hereof, no Stockholder (hereinafter referred to as the “Offering Stockholder”) shall, during the term of this Agreement, sell, hypothecate, pledge, assign, or otherwise transfer with or without consideration (hereinafter collectively referred to as a “Transfer”) any or all of the shares of Common Stock of the Corporation owned of record or beneficially by him to any other person, corporation, partnership, association, trust or any other entity whatsoever (a “Transferee”), without first offering (hereinafter referred to as the “Offer”) the shares of Common Stock subject to the contemplated transfer (hereinafter referred to as the “Offered Shares”) first to the Corporation, and secondly, to the other Stockholders at a purchase price per share (hereinafter referred to as the “Transfer Purchase Price”) and in a manner as follows:
     (a) The Transfer Purchase Price shall be the Agreed Value (as defined in Section 8), less Twenty Percent (20%) of the full value of the Transfer Purchase Price so that the total Transfer Purchase Price shall equal Eighty Percent (80%) of the full Agreed Value of the Stockholder’s interest at the time of the transfer.

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     (b)(i) The Offer shall be made by the Offering Stockholder first to the Corporation by written notice (hereinafter referred to as the “Corporate Notice”). Within twenty (20) days (hereinafter referred to as the “Corporate Offer Period”) after receipt by the Corporation of the Corporate Notice, the Corporation shall notify the Offering Stockholder in writing (hereinafter referred to as the “Stockholder Notice”), whether or not the Corporation shall accept the Offer and shall purchase all but not less than all of the Offered Shares. If the Corporation accepts the Offer to purchase the Offered Shares, the Stockholder Notice shall fix a closing date not more than twenty-five (25) days (hereinafter referred to as the “Corporate Closing Date”) after the expiration of the Corporate Offer Period.
     (ii) In the event the Corporation decides not to accept the Offer, the Offering Stockholder or the Corporation, at its election, shall, by written notice (hereinafter referred to as the “Remaining Stockholder Notice”) shall notify the other Stockholders of their right to purchase the Offered shares within ten (10) days after the expiration of the Corporate Offer Period. If the other Stockholders intend to accept such offer and to purchase the Offered Shares, the written notice required to be given by them shall fix a closing date not more than ten (10) days after the expiration of the Stockholder Acceptance Period (hereinafter referred to as the “Stockholder Closing Date”).
     (c) The Transfer Purchase Price multiplied by the number of Offered Shares owned by the Offering Stockholder at the date of the Offer under this Section 5 shall be payable in cash on the Corporate Closing Date or on the Stockholder Closing Date, as the case may be, unless the Corporation or the purchasing Stockholders shall elect prior to or on the respective closing dates, to purchase such Offered Shares in installments pursuant to the provisions of Section 9 hereof.
     (d) If the Corporation or the other Stockholders fail to accept the Offer or, if the Offer is accepted but the Corporation or the other Stockholders fail to purchase all of the Offered Shares at the Transfer Purchase Price within the time and in the manner specified in this Section 5, then the Offering Stockholder shall be free, for a period (hereinafter referred to as the “Free Transfer Period”) of sixty (60) days from the occurrence of such failure, to transfer the Offered Shares to a Transferee; subject only to any additional restrictions on such Transfer that may be imposed by this Agreement or any

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other agreement. Any such Transferee, upon acquiring the Offered Shares, shall automatically be bound by the terms of this Agreement and shall be required to join in, execute, seal and deliver a copy of this Agreement as a result of which he shall become an additional Stockholder party hereto. If the Offering Stockholder shall not transfer the Offered Shares within the Free Transfer Period, his right to transfer the Offered Shares free of the foregoing restrictions shall thereupon cease and terminate.
      (e) Anything contained in this Section 5 to the contrary notwithstanding, the words “Transfer” or “transfer,” as used in this Section 5 and elsewhere in this Agreement: (i) shall include a gift or transfer by a Stockholder to, or for the benefit of, himself or a member of his immediate family (as defined in Section 11 hereof); and (ii) shall include the grant of any proxy, the establishment of any voting trust or any sale, hypothecation, pledge, assignment, or other conveyance, with or without consideration, of any incident or muniment of ownership or title as to any share of Common Stock owned of record or beneficially by a Stockholder, regardless of whether or not record or beneficial title to such shares is thereby transferred.
     6. Cessation of Employment.
          (a) Breach for Cause. Immediately upon the termination of a Stockholder’s employment with the Corporation for cause or as a result of such Stockholder’s breach of or default under a written employment agreement between the Stockholder and the Corporation (a “Breach Termination”) such Stockholder (the “Breaching Stockholder”) shall be deemed hereby, automatically and without any further action required on the part of the Breaching Stockholder, to have offered for sale (the “Breach Offer”) to the Corporation all of the shares of Common Stock owned of record and beneficially by the Breaching Stockholder on the date of the Breach Termination (the “Breach Shares”) on the following terms and conditions:
          i. Within 60 days of the Breach Termination (the “Corporate Breach Offer Period”), the Corporation shall notify the Breaching Stockholder in writing (the “Offering Breach Stockholder Notice”) whether or not the Corporation shall accept the Breach Offer, and shall purchase all, but not less than all, of the Breach Shares.

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          ii. If the Corporation shall accept the Breach Offer, the Offering Breach Stockholder Notice shall fix a closing date (the “Corporate Breach Closing Date”) for such purchase which shall be not more than 30 days after the expiration of the Corporate Breach Offer Period and the Corporation shall purchase the Breach Shares at a price per share (the “Breach Purchase Price”) equal to Fifty percent (50%) of the Agreed Value (as defined in Section 8 of this Agreement) per share of the Breach Shares. The dollar amount of the Breach Purchase Price multiplied by the number of Breach Shares (the “Aggregate Breach Purchase Price”) shall be paid in cash on the Corporate Breach Closing Date unless the Corporation shall elect prior to or on the Corporate Breach Closing Date to pay the Aggregate Breach Purchase Price in installments pursuant to the provisions of Section 9 of this Agreement.
          (b) Non-Breach Termination of Employment. Immediately upon the termination of a Stockholder’s employment with the Corporation for any reason whatsoever, other than for cause, retirement or disability of such Stockholder, as defined in this Section and Sections 4 and 6 above (a “Non-Breach Termination”), such Stockholder (the “Non-Breaching Stockholder”) shall sell to the Corporation, and the Corporation shall purchase, all of the shares of Common Stock of the Corporation (hereinafter referred to as the “Non-Breach Shares”) owned of record and beneficially by the Non-Breaching Stockholder at the time of the Non-Breach Termination. The Corporation shall, by written notice addressed to the Non-Breaching Stockholder, fix a closing date (the “Corporate Non-Breach Closing Date”) for such purchase which shall be not less than 10 days after the Non-Breach Termination nor more than 90 days after the Non-Breach Termination. The Non-Breach Shares shall be purchased by the Corporation on the Corporate Non-Breach Closing Date at a price per share and in a manner as follows:
          i. The purchase price per share of the Non-Breach Shares (the “Non-Breach Purchase Price”) shall be the Agreed Value (as defined in Section 8 of the Agreement) par share of the Non-Breach Shares.
          ii. The dollar amount of the Non-Breach Purchase Price multiplied by the number of Non-Breach Shares (the “Aggregate Non-Breach Purchase Price”) shall be paid in cash on the Corporate Non-Breach Closing Date, unless the Corporation shall elect prior to or on the Corporate

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Non-Breach Closing Date to pay the Aggregate Non-Breach Purchase Price in installments as provided in Section 9 of this Agreement.
     7. Anti-Dilution Provisions.
     If as a result of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, issuance of shares to a present and/or new shareholder, separation, reorganization or liquidation of the Corporation occurring after the execution of this Agreement, not subject to an existing Stock Option Agreement, resulting in a change of the percentage of ownership interest in Common Stock of the Corporation of any or all of the Stockholders, then the Stockholders (however, the ownership interest of John Pavlick and Christopher Petersen may be diluted only to the extent of up to Five Percent (5%) of their ownership interests) shall be entitled to receive, as the Board of Directors shall determine in their discretion) the aggregate number and class of shares or assets to which they would have been entitled if the shares of Common Stock (as authorized at the date hereof) had been purchased at the rate hereof for the price (on the basis of the price per share set forth above) and had not been disposed of, such person or persons would be holding at any time of such issuance, as a result of such purchase and all such stock dividends, split-ups, recapitalization, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations; provided, however, that no fractional shares shall be issued upon such issuance, and that the aggregate price paid shall be appropriately increased on account of any fractional share not issued.
     8. Agreed Value. “Agreed Value” as used in this Agreement shall be the per share dollar amount last agreed upon in writing by all of the Stockholders, which agreement shall be dated and filed with the minute book of the Corporation and shall be in the form as set forth in Schedule A which is attached hereto and incorporated by reference herein.
     9. Installment Payments.
     (a) In the event there shall be an election by the Corporation or the other Stockholders pursuant to the provisions of Sections 3(b), 4, 5(c) or 6(c) hereof to purchase the Decedent Shares, the Terminating Shares, the Offered Shares or the Defaulting and Non-Defaulting Shares, as the case

8

may be, (hereinafter, where appropriate, referred to as the “Shares”), on an installment basis, then the terms and conditions of such installment purchase shall be as follows:
     (i) twenty-five percent (25%) of the aggregate purchase price due for such Shares (hereinafter, where appropriate, referred to as the “Aggregate Purchase Price”) shall be paid on the closing date: and
     (ii) the remainder of the Aggregate Purchase Price shall be paid in equal annual installments on each anniversary of the closing date over a period, beginning with the year following the fiscal year of the Corporation in which the sale occurred, not to exceed five (5) years (hereinafter referred to as the “Installment Payment Period”), and secured by the shares of the Decedent’s personal representatives, the Terminating Stockholders, the Offering Stockholders, the Defaulting and Non-Defaulting Stockholders, which shall be placed into escrow until the Purchase Price is paid in full; and,
     (iii) the Corporation or the other Stockholders, as the case may be, shall pay simple interest at the rate of Eight percent (8%) per annum on the unpaid balance of the Aggregate Purchase Price on each anniversary of the closing date during the Installment Payment Period.
     (b) So long as any part of the Aggregate Purchase Price incurred in accordance with this Agreement remains unpaid, the Corporation:
     (i) shall not, without the consent of the Decedent’s personal representatives, the Terminating Stockholder, the Offering Stockholder, the Defaulting and Non-Defaulting Stockholder or the Deadlocking Stockholders, as the case may be (hereinafter, where appropriate, referred to as the “Payee”), declare or pay dividends on its capital stock, make any distributions with respect to its capital stock, enter into a share exchange with any other corporation, merge or consolidate with any other corporation, sell any of its assets in excess of ten percent (10%) of the total value of the Corporation’s assets, except in the regular course of business, or increase the salary or other compensation of any officer, director or stockholder of the Corporation in excess of Twenty Percent (20%) of the salary or the compensation payable to such officer, director or stockholder of the Corporation during the immediately preceding fiscal year of the

9

Corporation (otherwise than by a prior written employment agreement between the Corporation and such person); and
     (ii) shall permit the Payee and his attorneys or accountants to examine the books and records of the Corporation during regular business hours from time to time upon reasonable prior written notice and to receive copies of the annual accounting reports and tax returns of the Corporation.
     (c) In the event that during the Installment Payment Period in the case of a Termination, Cessation or Deadlock pursuant to Subsection 7(a) hereof, the Terminating Stockholder, the Offering Stockholder, the Departing Stockholder shall become deceased, then the terms of payment and the Installment Payment Period shall be and remain those elected at the respective closing date of said Termination, Offer, Cessation or Deadlock.
     10. Delivery of Certificates.
     On the closing date, upon payment of the Aggregate Purchase Price for the purchase of the Shares hereunder or, if payment is to be made in installments pursuant to the provisions of Subsection 8(a) hereof, upon the first payment, the stock certificate or certificates representing such Shares shall be delivered to the Corporation or the other Stockholders, as the case may be, with appropriate stock powers or endorsements duly executed in blank. If a tender of the Aggregate Purchase Price or, if payment is to be made in installments pursuant to the provisions of Subsection 9(a) hereof, the first payment thereof shall be refused, the stock certificate or certificates with appropriate stock powers or endorsements duly executed, shall be delivered contemporaneously with the tender of the Aggregate Purchase Price or the first payment thereof, as aforesaid, then the Corporation or the other Stockholders, as the case may be, shall be appointed, and the same is hereby irrevocably constituted and appointed, the attorney-in-fact with full power and authority to execute the necessary stock powers and to perform all other acts necessary and proper in order to transfer such stock certificate or certificates to the Corporation or the other Stockholders, as the case may be, in accordance with the provisions of this Agreement.

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     11. Securities Laws and Endorsements of Stock Certificates.
     (a) The Stockholders acknowledge that the Common Stock of the Corporation acquired by them has not been registered under the Securities Act of 1933 (hereinafter referred to as the “Act”) or any state securities law (the “State Act”). The Stockholders severally represent and warrant that they have acquired their shares of Common Stock of the Corporation without a view to, the offer, offer for sale, or sale in connection with, the distribution of such shares of the Common Stock, and that they will hold such shares of Common Stock indefinitely unless subsequently registered under the Act and the State Acts or unless exemption from such registration is available and an opinion of counsel for the Corporation, in form and substance satisfactory to the Corporation, is obtained to that effect. The provisions of Sections 3, 4, 5 and 6 hereof are in all respects subject to the restrictions of the Act and the State Acts state securities laws and regulations thereunder.
     (b) Upon the execution of this Agreement, the certificates representing shares of Common Stock subject to this Agreement shall be conspicuously legended as follows:
“The shares of stock represented by this Certificate are restricted as to transfer by the terms, conditions and covenants of an Agreement with respect thereto dated the 5th day of March, 2001, a copy of which is on file with the Corporation. The Corporation will gratuitously furnish a copy of said Agreement to any party having a valid interest therein. Any transfer of stock other than in accordance with said Agreement shall be absolutely null and void.”
     12. Stock Issued In The Future.
     Before any additional shares of Common Stock or any other “securities” (as the term is defined in the Act) of the Corporation are issued in the future to any person, corporation, partnership, association, trust and/or any other entity whatsoever other than a signatory to this Agreement, such person or entity shall be required to become a party to and execute and deliver a copy of this Agreement prior to the issuance of such shares of Common Stock or any other securities (as the term is defined in

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the Act) to him, and the certificates therefor shall be legended as provided in this Agreement.
     13. After-Acquired Stock.
     Whenever any Stockholder acquires any additional shares of Common Stock of the Corporation or any other “securities” (as said term is defined in the Act) of the Corporation other than the shares of Common Stock owned at the time of the execution of this Agreement, such shares of Common Stock or such other securities (as the term is defined in the Act) of the Corporation so acquired shall be subject to all of the terms of this Agreement, and the certificates therefor shall be surrendered to the Corporation for legending in accordance with this Agreement, unless already so legended.
     14. Termination.
     This Agreement shall be perpetual until the happening of any of the events listed below, upon the first to occur of which all rights and obligations [other than the obligations relating to registration under or exemption from the Act and the State Acts, as set forth in Section 13 of this Agreement, and rights and obligations respecting the payments pursuant to Subsections 3(b), 4(b), 5(c) and 6(c) shall cease:
     (a) the agreement in writing of holders of the outstanding shares of Common Stock to terminate this Agreement;
     (b) the adjudication of the Corporation as a bankrupt, the execution by the Corporation of an assignment for the benefit of creditors or the appointment of a receiver for the Corporation;
     (c) the voluntary dissolution of the Corporation;
     (d) the receipt by the Corporation from the Securities and Exchange Commission of an order of effectiveness as to any registration statement for the sale of any capital stock of the Corporation under the Act, whether or not such Common Stock is owned by any of the Stockholders;

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     (e) in the event that there shall be only one (1) owner of issued and outstanding shares of Common Stock of the Corporation; or
     (f) in the event there is a merger, consolidation or show exchanges whereby the Corporation is not the surviving or successor corporation, as the case may be.
     15. Notices.
     All notices, offers, acceptances, exercises of options, waivers and other acts under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by first class, certified mail, postage prepaid, or by cable, telex, or telegram and addressed to the Corporation at the principal office of the Corporation or to the Stockholders at their addresses, or to such other addresses as any of them, by written notice to the others, may from time to time designate. Except as otherwise provided in this Agreement, time shall be counted from the date of such delivery or mailing.
     16. Additional Actions And Documents.
     Each of the parties hereto agrees to take or cause to be taken further actions, to execute and deliver or cause to be executed and delivered such further instruments and to use his best efforts to obtain such requisite consents as any other party may from time to time reasonably request in order to fully effectuate the purposes, terms and conditions of this Agreement.
     17. Miscellaneous.
     (a) This instrument contains the entire agreement among the parties and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein, and no modification shall be binding upon the party affected unless set forth in writing and duly executed by each party affected.
     (b) Each of the Stockholders represent and warrant that he is the sole owner of the number of shares of the Common Stock set forth opposite his signature hereto, evidenced by the certificate number or numbers shown

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immediately after such number of shares, that all of such shares are free and clear of all liens, claims, charges, security interests, or encumbrances of any kind, and that he has the right and lawful authority to sell or otherwise transfer such shares.
     (c) All of the covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective heirs, guardians, personal and legal representatives, successors and assigns.
     (d) This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Maryland.
     (e) In the event that one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     (f) In the event of a breach of this Agreement, any non-breaching party hereto may maintain an action for specific performance against the party or parties hereto who are alleged to have breached any of the terms, conditions, representations, warranties, or agreements herein contained and it is hereby further agreed that no objection to the form of action in any proceeding for specific performance of this Agreement shall be raised by any party hereto so that such specific performance of this Agreement may not be obtained by the aggrieved party. Anything contained herein to the contrary notwithstanding, this Subsection shall not be construed to limit in any manner whatsoever any other rights and remedies an aggrieved party may have by virtue of any breach of this Agreement.
     (g) The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
     (h) Unless the context otherwise requires, whenever used in this Agreement, the singular shall include the plural, the plural shall include the singular, and the masculine gender shall include the neuter and feminine gender, and vice-versa.

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     (i) This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall together constitute one document.
     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and acknowledged this Agreement as of the date first above written.
WITNESS:

	/s/ Martin F. Roesch		(SEAL)

MARTIN F. ROESCH

	/s/ John Pavlick		(SEAL)

JOHN PAVLICK

(SEAL)

CHRISTOPHER PETERSEN

ATTEST:	SOURCEFIRE, INC.

/s/ Anna W. Roesch	By:	/s/ Martin F. Roesch	(SEAL)

ANNA W. ROESCH, Secretary	MARTIN F. ROESCH, President

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